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                                                                    EXHIBIT 23.3


               Consent of Wallingford, McDonald, Fox & Co., P.C.



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As the independent public accountants for Houston Eye Associates, we agree to the incorporation by reference in this Pre-Effective Amendment No. 2 to the Registration Statement on Form S-3 (No. 333-28575) of Physicians Resource Group, Inc. of our report dated September 5, 1996 on our audit of the financial statements of Houston Eye Associates for the years ended December 31, 1995 and 1994.



/s/ Wallingford, McDonald, Fox & Co., P.C.



Houston, Texas
September 2, 1997